Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Lakeland Industries, Inc. 2015 Stock Plan of our report dated May 15, 2015 with respect to the consolidated financial statements of Lakeland Brasil, S.A. included in the Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2015.

/s/ Mazars Auditores Independentes S/S

Sao Paulo, Brazil

Date: July 22, 2015